Important News From
For Additional Information: Marty Tullio or Mark Tullio McCloud Communications, LLC 949.553.9748 marty@McCloudCommunications.com mark@McCloudCommunications.com

FOUNTAIN POWERBOATS ANNOUNCES REVENUE OF $18.2 MILLION WITH A 33 PERCENT INCREASE IN OPERATING PROFIT FOR THE SECOND FISCAL QUARTER OF 2006

WASHINGTON, NC - February 9, 2006 - Fountain Powerboat Industries, Inc. (AMEX:FPB), a leading manufacturer of high performance sport boats, fish boats and express cruisers, today announced results for the second fiscal quarter of 2006, ended December 31, 2005.

Second Quarter Highlights

•	Net Sales for the second quarter of fiscal 2006 were $18,210,092, an increase of approximately 5.5 percent, compared to net sales of $17,256,520 for the comparable quarter of fiscal 2005.

•
Gross profit increased to $2,897,702, with a gross profit margin of approximately 16 percent, versus a gross profit of $2,375,903 and a gross profit margin of 13.8 percent for the second quarter of fiscal 2005.

•	Operating profit increased to approximately $537,229, a 33 percent increase, compared to $404,191 for the second quarter of fiscal 2005.

•
Net income was $319, 296, or net earnings per share of $0.07 on a basic and diluted basis, versus net income of $137,405, or net earnings per share of $0.03 on a basic and diluted basis, for the second quarter of fiscal 2005.

“The increase in gross profit over the comparable quarter is attributable to increased productivity and improved efficiencies from streamlined manufacturing operations,” commented Fountain Powerboats CFO Irving Smith. “Gross profit for the second quarter of fiscal 2006 was partially offset by cross-training our manufacturing team to accommodate a shift in product mix during the quarter. However,” continued Smith, “by December 2005 the improvements realized from our cross-training quickly brought gross margins back to approximately 19.5 percent, and ensures our agility to meet the just-in-time production schedule required by our dealers on all boat models.”

Six-month Highlights

•
Net sales for the first six months of fiscal 2006 ended December 31, 2005, increased approximately 10 percent to $37,367,828, compared to net sales of $33,998,827 for the first six months of fiscal 2005.

•
Gross profit increased to $6,573,816, with a gross profit margin of approximately 17.5 percent, versus a gross profit of $4,369,051, with a gross profit margin of 12.8 percent for the first six months of fiscal 2005.

•	Operating income was $1,875,653, compared to $304,385 for the first six months of fiscal 2005.

- more -

FOUNTAIN POWERBOATS ANNOUNCES REVENUE OF $18.2 MILLION WITH A 33 PERCENT INCREASE IN OPERATING PROFIT FOR THE SECOND FISCAL QUARTER OF 2006

•
Net income was $1,016,354, or earnings per share of $0.21 on a basic and diluted basis, compared to a net loss of $(235,932), or a net loss per share of $(0.05) on a basic and diluted basis, for the first six months of fiscal 2005.

“We would like point out to our shareholders and the financial community that operating profit for the first six months of fiscal 2006 exceeded operating profit for our entire fiscal 2005,” said Chief Executive Officer and President Reginald M. Fountain, Jr. “We anticipated that with our top- line growth and the benefits we’re already seeing from tightened operational controls and improved manufacturing processes, our operating profit in the last half of the year should be as good as the first half of the year.”

"Industry experts are projecting sales in recreational boating to increase 4.8 percent annually through 2009, with a shift to larger, more sophisticated boats, continued Fountain. “Feedback from our dealer network is validating this trend as there is currently an increased demand for our top-of-the-line boats both here and abroad. All indicators point to another exceptional year for Fountain Powerboats,” added Fountain.

The Company’s balance sheet remains strong, with approximately $3.1 million in cash and cash equivalents and a current ratio of 1.28:1. Shareholders’ equity was approximately $7.5 million, a 15.5 percent increase, compared to the second quarter of fiscal 2005. The Company also has $7 million in key man life insurance policies on CEO and President Reginald M. Fountain, Jr., with a cash surrender value of $2.2 million. The funds are immediately available for withdrawal by the Company as a loan, which provides an additional $2.2 million in available cash.

The Company will hold a conference call to review financial results for its second quarter on Thursday, February 9, 2006, at 11:00 a.m. Eastern Standard Time.

The toll-free conference call dial-in number for U.S. callers is 800.936.9754. The dial-in number for international callers is 973.935.2048. The passcode is 6915653. Please dial in to the conference five minutes before the call is scheduled to begin. An audio replay of the conference call will be available from February 9 through 16, 2006, and can be accessed by dialing 877.519.4471 in the U.S., or 973.341.3080 from outside the U.S., and entering passcode 6915653.

Additionally, the conference call is being webcast by ViaVid Communications and can be accessed by visiting http://viavid.net/dce.aspx?sid=00002C68 or Fountain Powerboat's web site, www.fountainpowerboats.com.

About Fountain Powerboat Industries
Fountain Powerboat Industries has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The company designs, manufactures and sells offshore sport boats, sport fishing boats and sport cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 238,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc. and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

- more -

FOUNTAIN POWERBOATS ANNOUNCES REVENUE OF $18.2 MILLION WITH A 33 PERCENT INCREASE IN OPERATING PROFIT FOR THE SECOND FISCAL QUARTER OF 2006

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS:
Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include, but are not limited to, customer acceptance of the company's services, products and fee structures, the success of the company's brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the "Risk Factors" or "Factors Affecting Our Operating Results" sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2005	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,145,229	$4,013,225
Accounts receivable, net	3,828,225	2,195,357
Inventories	6,954,019	6,473,017
Prepaid expenses	673,217	341,989

Total Current Assets	14,600,690	13,023,588

Property, Plant & Equipment	46,868,963	46,067,797
Less: Accumulated Depreciation	(29,729,838)	(28,889,410)

	17,139,125	17,178,387

CASH SURRENDER VALUE LIFE INSURANCE	2,278,584	2,179,617
OTHER ASSETS	483,490	652,660

TOTAL ASSETS	$34,501,889	$33,034,252

(Continued)

FOUNTAIN POWERBOATS ANNOUNCES REVENUE OF $18.2 MILLION WITH A 33 PERCENT INCREASE IN OPERATING PROFIT FOR THE SECOND FISCAL QUARTER OF 2006

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2005	2005
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities - long-term debt	$695,985	$760,739
Accounts payable - trade	3,834,879	3,844,102
Accrued expenses and other liabilities	1,078,308	1,079,558
Dealer incentives	4,660,849	3,702,738
Customer deposits	318,326	859,879
Allowance for boat repurchases	29,133	75,000
Warranty reserve	747,035	740,000

Total Current Liabilities	11,364,515	11,062,016

LONG-TERM DEBT, less current maturities	15,629,456	15,433,446
COMMITMENTS AND CONTINGENCIES (Note 5)

Total Liabilities	26,993,971	26,495,462

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 200,000,000 shares authorized, 4,834,275 shares issued and outstanding as of December 31, 2005 and June 30, 2005	48,342	48,342
Additional paid-in capital	10,558,853	10,558,853
Accumulated deficit	(3,019,030)	(4,035,384)

	7,588,165	6,571,811

Less: Treasury stock, at cost 15,000 shares	(110,748)	(110,748)
Accumulated other comprehensive income from interest rate swap	30,501	77,727

Total Stockholders’ Equity	7,507,918	6,538,790

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,501,889	$33,034,252

- more -

FOUNTAIN POWERBOATS ANNOUNCES REVENUE OF $18.2 MILLION WITH A 33 PERCENT INCREASE IN OPERATING PROFIT FOR THE SECOND FISCAL QUARTER OF 2006

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	December 31,	December 31,
	2005	2004

NET SALES	$18,210,092	$17,256,520
COST OF SALES	15,312,390	14,880,617

Gross Profit	2,897,702	2,375,903

EXPENSES:
Selling expenses	1,230,822	1,029,424
General and administrative expenses	1,129,651	942,288

Total Expenses	2,360,473	1,971,712

OPERATING INCOME	537,229	404,191

NON-OPERATING INCOME (EXPENSE):
Other income	41,516	94
Interest expense	(259,449)	(266,880)

Total Non-operating Expense	(217,933)	(266,786)

INCOME BEFORE INCOME TAXES	319,296	137,405

CURRENT TAX EXPENSE (BENEFIT)	—	—

DEFERRED TAX EXPENSE (BENEFIT)	—	—

NET INCOME	$319,296	$137,405

BASIC EARNINGS PER SHARE	$.07	$.03

WEIGHTED AVERAGE SHARES OUTSTANDING	4,834,275	4,814,275

DILUTED EARNINGS PER SHARE	$.07	$.03
..
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	4,848,831	4,866,882

- more -

FOUNTAIN POWERBOATS ANNOUNCES REVENUE OF $18.2 MILLION WITH A 33 PERCENT INCREASE IN OPERATING PROFIT FOR THE SECOND FISCAL QUARTER OF 2006

	For the Six Months Ended

	December 31,	December 31,
	2005	2004

NET SALES	$37,367,828	$33,998,827
COST OF SALES	30,794,012	29,629,776

Gross Profit	6,573,816	4,369,051

EXPENSES:
Selling expenses	2,726,709	2,535,590
General and administrative expenses	1,971,454	1,529,076

Total Expenses	4,698,163	4,064,666

OPERATING INCOME	1,875,653	304,385

NON-OPERATING INCOME (EXPENSE):
Other income (expense)	(51,099)	792
Interest expense	(808,200)	(541,109)

Total Non-operating Expense	(859,299)	(540,317)

INCOME (LOSS) BEFORE INCOME TAXES	1,016,354	(235,932)

CURRENT TAX EXPENSE (BENEFIT)	—	—

DEFERRED TAX EXPENSE (BENEFIT)	—	—

NET INCOME (LOSS)	$1,016,354	$(235,932)

BASIC EARNINGS (LOSS) PER SHARE	$.21	$(.05)

WEIGHTED AVERAGE SHARES OUTSTANDING	4,834,275	4,811,268

DILUTED EARNINGS (LOSS) PER SHARE	$.21	$(.05)
..
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	4,850,788	4,811,268

# # # #.